                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                         CENTENNIAL COMMUNICATIONS CORP.

                       (Pursuant to Sections 242 & 245)


                  The present name of the corporation (hereinafter the "Corporation") is Centennial Communications Corp. The Corporation was originally incorporated under the name Century Cellular Corp. before changing its name to Centennial Cellular Corp. and then to Centennial Communications Corp. The date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is February 26, 1988.

                  The provisions of the certificate of incorporation of the Corporation as heretofore restated, amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Centennial Communications Corp., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

                  The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of Delaware.

                  FIRST:  The name of the Corporation is:

                         Centennial Communications Corp.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                  THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000,000, consisting of (1) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and (2) 140,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").


                  (b) The Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any share of any such series is issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

                      (i) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                      (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited;

                      (iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                      (iv) whether the shares of such series shall be subject to redemption at the election of the Corporation or the holders of such series and, if so, the times, prices and other conditions of such redemption;

                      (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                      (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                      (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions for conversion or exchange;

                      (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

                      (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                      (x) any other powers, preferences and relative, participating, optional and other special rights of such series, and any qualifications, limitations and restrictions thereof.

                  The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                  FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

                  SIXTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                  SEVENTH: (1) The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same by be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (2) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.


                  IN WITNESS WHEREOF, Centennial Communications Corp. has caused this Certificate to be signed by Tony L. Wolk, its Vice President, General Counsel, who hereby acknowledges under penalties of perjury that the facts stated herein are true and that this Certificate is his act and deed, this 5th day of July, 2000.


By: /s/ Tony L. Wolk
    ----------------
    Tony L. Wolk
    Vice President, General Counsel